Exhibit 8.1

List of Subsidiaries

Globant S.A.U.	Spain	100% Globant S.A. (Luxembourg)
Software Product Creation S.L.	Spain	100% Globant S.A.U.
4.0 S.R.L.	Argentina	99.99% Globant S.A.U.
00.01% Software Product Creation SL
Sistemas Globales Buenos Aires S.R.L.	Argentina	99.99% Globant S.A.U.
00.01% Software Product Creation SL
Sistemas Colombia S.A.S.	Colombia	99.99% Globant S.A.U.
00.01% Software Product Creation SL
Globant, LLC	USA	100% Globant S.A.U.
Sistemas Globales Uruguay S.A.	Uruguay	100% Globant S.A.U.
Sistemas UK Ltd.	England & Wales	100% Globant S.A.U.
Sistemas Globales Chile Asesorías Ltda.	Chile	95.00% Globant S.A.U.
05.00% Software Product Creation S.L.
Global Systems Outsourcing S. de R.L. de C.V.	Mexico	99.99% Globant S.A.U.
00.01% 4.0 S.R.L.
IAFH Global S.A.	Argentina	61.77% Globant S.A.U.
36.32% Sistemas Globales Buenos Aires S.R.L.
01.91% 4.0 S.R.L.
Sistemas Globales S.A.	Argentina	63.95% Sistemas Globales Buenos Aires S.R.L.
03.76% 4.0 S.R.L.
32.29% Globant S.A.U.
Terraforum Consultoria Ltda.	Brazil	99.99% Globant S.A.U.
00.01% Software Product Creation SL
Huddle Investment LLP	England & Wales	93.125% Globant S.A. (Luxembourg)
06.875% Globant S.A.U.
Huddle Group S.A.	Argentina	98.60% Huddle Investment LLP
01.40% Sistemas Globales Chile Asesorías Ltda.
Huddle Group Corp.	USA	100.00% Huddle Investment LLP
Globant Peru S.A.C.	Peru	99.99% Globant S.A.U.
00.01% Software Product Creation S.L.
Globers S.A.	Argentina	95.00% Sistemas Globales Buenos Aires S.R.L.
05.00% 4.0 S.R.L.
Globant India Pvt. Ltd.	India	82.42% Globant S.A.U.
Dynaflows S.A.	Argentina	66.73% Sistemas Globales S.A.